UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

TIMBER PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Mountainview Road, Suite 100
Warren, NJ 07059
(Address of principal executive offices)
Registrant’s telephone number, including area code: (908) 636-7160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on August 20, 2023, Timber Pharmaceuticals, Inc., a Delaware corporation (“Timber” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LEO US Holding, Inc., a Delaware corporation (“Parent”), LEO Spiny Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”) and LEO Pharma A/S, a Danish Aktieselskab (“Guarantor”), providing for, among other things, the merger of Merger Sub with and into Timber (the “Merger”), with Timber surviving the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Parent.

In connection with the Merger Agreement, on August 30, 2023, Timber, Timber Pharmaceuticals, LLC, BioPharmX, Inc. and Parent entered into a Secured Bridge Loan Agreement (the “Bridge Loan Agreement”), pursuant to which Parent has agreed to loan Timber an aggregate amount of $3.0 million (the “Bridge Loan”). The Bridge Loan will be secured by a continuing first priority lien and security interest in favor of Parent in and to all of Timber’s right, title and interest in and to all of Timber’s assets, wherever located, whether now existing or hereafter from time to time arising or acquired.

Pursuant to the terms of the Bridge Loan Agreement, Parent has agreed to loan to Timber an aggregate amount of $3.0 million, paid as follows:

●	$2.0 million, upon the effectiveness of the Bridge Loan Agreement (which was advanced on August 31, 2023); and

●	$1.0 million on September 30, 2023.

The Bridge Loan will be due and payable in full, together with all accrued and unpaid interest thereon on November 17, 2023. Further, the Bridge Loan Agreement provides that, at the time of the consummation of the Merger (the “Effective Time”), (i) the unpaid principal amount of $1.5 million of the Bridge Loan then outstanding, plus (ii) any interest accrued on the Bridge Loan through the Effective Time shall be extinguished. The remaining $1.5 million of the unpaid principal amount of the Bridge Loan then outstanding after the Effective Time, plus any interest accrued on such Bridge Loan after the Effective Time, shall be repaid pro-rata from each of the FDA Approval Milestone Amount and the Net Sales Milestone Amount (each as defined in the Contingent Value Rights Agreement, to be entered into pursuant to the Merger Agreement).

Additionally, the Bridge Loan will accrue interest on a daily basis at a rate equal to 12% per annum, on the unpaid principal balance of the Bridge Loan then outstanding, computed on the basis of a year having three hundred sixty-five (365) days and calculated for the actual number of days elapsed.

In the event that Timber enters into an agreement with a third party that constitutes an Acquisition Proposal (as defined in the Merger Agreement), Timber must immediately repay an amount equal to the unpaid principal amount of the Bridge Loan multiplied by 1.25, plus any accrued and unpaid interest, fees or other Obligations (as defined in the Bridge Loan Agreement) outstanding thereunder.

The foregoing description of the Bridge Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Bridge Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Information.

On August 25, 2023, Timber entered into amendments (the “Warrant Amendments”) with those certain holders required to amend each of the (i) Series A Warrant Agreements, dated June 2, 2020 (collectively, the “Series A Warrants”), (ii) Warrants, dated May 22, 2020 (collectively, the “Bridge Warrants”), (iii) Common Stock Purchase Warrants, dated November 5, 2021 (collectively, the “November Warrants”), (iv) Common Stock Purchase Warrants, dated August 8, 2022 (collectively, the “August Warrants”), (v) Series 1 Common Stock Purchase Warrants, dated October 3, 2022 (collectively, the “Series 1 Warrants”) and (vi) Series 2 Common Stock Purchase Warrants, dated October 3, 2022 (collectively, the “Series 2 Warrants” and together with the Series A Warrants, the Bridge Warrant, the August Warrants, the November Warrants, and the Series 1 Warrants, the “Company Warrants”), pursuant to the terms of each applicable Company Warrant agreement.

The Warrant Amendments provide the Company Warrant holders with the right to elect, in lieu of converting such Company Warrants into capital stock of the Surviving Corporation, either (i) to exercise the Company Warrant in exchange for the consideration payable to Timber stockholders pursuant to the Merger Agreement or (ii) to have Timber or the Surviving Corporation purchase the Company Warrant for an amount in cash equal to the Black Scholes Value (as defined in the applicable Company Warrant agreement), within thirty (30) days of the public announcement of the Merger pursuant to a preliminary proxy statement to be filed on Schedule 14A with the SEC, but in no event, no later than one (1) business day prior to the Effective Time. In the event a Company Warrant holder has not made such election pursuant to the Warrant Amendments, the Company Warrant holder will be deemed to have elected to receive the Black Scholes Value.

The foregoing description of the Warrant Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Timber and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Timber will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Timber may file with the SEC or send to Timber’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF TIMBER ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TIMBER, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Timber’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Timber with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Timber with the SEC will also be available free of charge on Timber’s website at www.timberpharma.com or by contacting Timber’s Investor Relations contact at sprince@pcgadvisory.com.

Participants in the Solicitation

Timber and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Timber’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Timber and their ownership of shares of Timber’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 31, 2023, its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Timber generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Timber has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Timber’s control. Timber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Timber’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the final calculation of the Black Scholes value of certain of Timber’s warrants, which value will impact the amount of upfront cash consideration to be received by Timber stockholders and is subject to significant change based on certain variables, including the actual trading price of Timber at the time of the merger and the volatility of Timber common stock prior to the merger, and which Timber will only be able to fully calculate until the closing date of the merger and could be significantly higher in value than currently determined by Timber; (iii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (v) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (vi) the contingent value rights payments under the Contingent Value Rights Agreement are tied to Timber’s ability to obtain regulatory approvals or commercialize Timber’s products, including the results of any ongoing or future clinical trials which may not satisfy U.S. regulatory authorities; (vii) the regulatory approval process is expensive, time consuming and uncertain and (viii) those risks detailed in Timber’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Timber from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Timber cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Timber undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	The following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Secured Bridge Loan Agreement, dated August 30, 2023, by and among Timber Pharmaceuticals, Inc., Timber Pharmaceuticals, LLC, BioPharmX, Inc. and LEO US Holding, Inc.*

10.2	Form of Warrant Amendment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBER PHARMACEUTICALS, INC.

/s/ John Koconis
Name:	John Koconis
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: August 31, 2023